Dated September 3, 2007

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT

BY AND BETWEEN

NON-INVASIVE MONITORING SYSTEMS, INC.

AND

SING LIN TECHNOLOGY CO., LTD.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the
Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

TABLE OF CONTENTS

1. Definitions and Intepretation 1

1.1 Definitions 1

1.2. Interpretation 3

2. Business Model Between NIMS and Sing Lin 3

2.1 Consignment of Development and Design of Product 3

2.2 Funding for Development and Design of Product Tooling 3

2.3 Intellectual Property 4

2.4 Manufacturing and Supply 5

2.5 Cost Reduction and Price Reduction 6

2.6 Term 6

2.7 Termination 7

2.8 Effect of Termination 7

3. Prices and Payments 7

3.1 Initial Pricing 7

3.2 Taxes and Other Charges 7

3.3 Form of Invoices 7

3.4 Payment 8

3.5 Payment Not Final Acceptance; Set-off Right 8

4. Forecast and Orders 8

4.1 Orders 8

4.2 Rolling Forecasts 8

4.3 Forecast Flexibility 8

4.4 Form of Orders 8

4.5 Acceptance; Confirmations 9

4.6 Service and Repair; General Support 9

4.7 Service and Support 10

4.8 Technical Support and Corrective Actions 10

4.9 No Rescheduling or Cancellation of Orders 10

5. Delivery 10

5.1 Delivery Terms 10

5.2 Delivery Schedules 10

5.3 Delivery Documentation 11

6. Quality Control; Incoming Inspection; Environment Protection 11

6.1 Quality Control and Quality Assurance Programs 11

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6.2 Inspections ... 11

7. Warranties and Breach ... 12

7.1 General Warranty ... 12
7.2 Epidemic Failure and Product Hazards Warranty ... 12
7.3 Breach ... 13

8. IP Indemnification ... 13

9. License of Trademark ... 14

10. Property Furnished by NIMS ... 14

11. Confidentiality ... 14

12. Limitation of Liability of NIMS ... 15

13. Limitation of Liability of Sing Lin ... 15

14. Compliance with Laws ... 15

15. Notice ... 16

16. Miscellaneous ... 16

16.1 Audits ... 16
16.2 Entire Agreement ... 16
16.3 Modification by Writing Only ... 16
16.4 Waiver of Breach ... 17
16.5 Idenpendence of the Parties ... 17
16.6 Governing Law ... 17
16.7 Successors; Assignment; Subcontracting ... 17
16.8 Force Majeure ... 17
16.9 Severability ... 17
16.10 Survival ... 18
16.11 Remedies Not Exclusive ... 18
16.12 Good Faith Dispute Resolution ... 18
16.13 Records ... 18
16.14 Insurance ... 18
16.15 Distribution and Marketing of Products ... 19
16.16 Incorporation by Reference ... 19

Schedule I: Specifications ... 20
Schedule II: Deliverables ... 23

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Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

Schedule III: Acceptance Standard......27
Schedule IV: NIMS Trademark......28

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Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

Product Development and Supply Agreement

This Product Development and Supply Agreement (this "**Agreement**") is entered into on this ____day of ___, 2007, by and between:

Non-Invasive Monitoring System Inc. ("**NIMS**"), a corporation organized and existing under the laws of United States, and having its principal place of business at 1666 Kennedy Causeway, Suite 308, North Bay Village, Florida 33141; and

Sing Lin Technology Co., Ltd. ("**Sing Lin**"), a corporation organized and existing under the laws of Taiwan, ROC, and having its principal place of business at No. 202-1Sz ping Rd., Bei Tun District Taichung Taiwan 40679.

NIMS and Sing Lin are collectively referred to as "**Parties**" and individually as a "**Party**".

RECITALS

WHEREAS, NIMS is engaged in the business of designing, manufacturing and selling non-invasive therapeutic vibrators and other businesses;

WHEREAS, Sing Lin is engaged in the business of designing and manufacturing healthcare equipment;

WHEREAS, NIMS wishes to consign to Sing Lin the development, design and manufacturing of the second generation of the Exer-Rest (II)™ as well as the Sleepec (the "**Product(s)**") using the brushless servo motor technology of Sing Lin in accordance with the specifications set forth in Schedule I hereto (the "**Specifications**") and those designs developed by Sing Lin from NIMS, and Sing Lin wishes to accept such a consignment; and

WHEREAS, Sing Lin will manufacture and exclusively sell the Product(s) to NIMS for NIMS to market and distribute globally as its own product.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration herein provided and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions and Intepretation

1.1 Definitions

As used in this Agreement, the following terms shall have the following meanings:

"Affiliates"	shall mean with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such other Person.
"Control"	(including the terms "Controlling," "Controlled by" or "under common Control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction and management of the policies of a Person, including without limitation through the ownership of at least 30% of the voting

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Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

1.2. Interpretation

(a) Words denoting persons shall include corporations and incorporated and unincorporated associations and references to any gender shall include references to any other gender.

(b) Unless the context requires otherwise, words importing the singular include the plural and vice versa, and pronouns importing a gender include each of the masculine, feminine and neuter genders.

(c) A reference to a clause, schedule, exhibit or attachment is a reference to a clause of, schedule, exhibit or attachment to this Agreement. The schedules, exhibits and attachments shall be deemed to form part of this Agreement.

(d) The headings are for convenience only and shall not affect the interpretation of this Agreement.

(e) The words "hereof," "hereunder" and "hereto," and words of like import, refer to this Agreement as a whole including its schedules, attachments and exhibits and not to any particular section of this Agreement.

(f) References to any Party shall, where the context permits, include such Party's successors, legal representatives and permitted assigns.

2. Business Model between NIMS and Sing Lin

2.1 Consignment of Development and Design of Product

(a) Subject to the terms herein, NIMS agrees to consign the development and design of the Product(s) to Sing Lin. Sing Lin agrees that it shall design the Product(s) in accordance with the Specifications and the Deliverables.

(b) Sing Lin hereby represents and warrants to NIMS that it has the requisite technology (including the brushless servo motor technology) to develop, design and manufacture the Product(s) in accordance with the Specifications and the Deliverables for NIMS.

(c) Both Parties will cooperate to complete the Product(s) development within *** *** The Parties shall maintain continuous communication and consultation with one another during the Product(s) development and design process. Both parties agree that the design of the final prototype of the Product(s) prior to mass production shall be subject to prior written approval by NIMS; provided that such approval shall not absolve Sing Lin of any responsibility or liability arising from breach of this Agreement or discrepancy or inconsistency of the Product(s) with the Specifications and Deliverables.

2.2 Funding for Development and Design of Product Tooling

(a) NIMS shall bear the development costs of the Product Tooling in the amount of US$150,000.00 and the estimated plastic tooling production expenses of US$250,000.00. In the event of any additional expenses, Sing Lin will notify in advance for approval of NIMS. The Parties will confirm in writing the detailed items of the Tooling to be produced hereunder. All the development costs and estimated Tooling expenses (US$400,000.00) shall be paid by NIMS

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to Sing Lin via wire transfer in three installments as below set forth:

(i) US$150,000.00 shall be paid within five (5) business days upon execution of this Agreement;

(ii) US$150,000.00 shall be paid upon approval by NIMS of the Product prototypes; one for Exer-Rest (II) and the other for "Sleepec" (identical design different colored plastic and different computer programs for speed, travel and timer settings) and

(ii) US$100,000.00 shall be paid upon approval by NIMS of the Product sample manufactured by using the Tooling.

(b) Title to the Tooling shall transfer to NIMS upon receipt by Sing Lin of the full payment of all the Tooling expenses from NIMS. NIMS will be provided the different bids for tooling

(c) All such Tooling shall be prominently marked as property of NIMS.

2.3 Intellectual Property and Exclusivity

(a) All intellectual property rights relating to the Tooling design of the Products developed by using the funding provided by NIMS shall be owned by NIMS. For the avoidance of any doubts, Sing Lin shall retain all other ownership of its previously existing and future developed intellectual property rights, including, but not limited to, the brushless servo motor technology. NIMS shall not utilize Sing Lin's intellectual properties without prior written authorization of Sing Lin. Sing Lin hereby grants to NIMS and its Affiliates and customers immunity from suit under Sing Lin's Intellectual Property rights for selling, distributing, and using those Products supplied by Sing Lin for NIMS. Should this agreement be terminated, Sing Lin will sell to NIMS the hardware and software for their brushless servo motor technology assembly along with the wireless digital controller so that NIMS can continue to manufacture, market and sell the Exer-Rest II, Sleepec (provisional name) to its customers. Should this agreement be terminated, Sing Lin loses its manufacturing and distribution rights for these products in the Far East (list of countries below). In the event that a future technology of Sing Lin that is developed outside the scope of this Agreement can be used to improve the design, manufacturing, improvement or modification of the Product, such future technology shall also be deemed as a part of the Sing Lin Existing IP for the purpose of the license contemplated by this Section 2.3(a); and Sing Lin shall immediately (i) inform NIMS of the details of such new technology and the possible improvement to the Product that may be brought about by such new technology; and (ii) implement the new technology for the improvement of the Product upon receipt of written instruction from NIMS.

(b) **NIMS grants Sing Lin exclusive distribution rights of Exer-Rest II and Sleepec to countries of the Far East that includeTaiwan, China, Japan, Hong Kong, Macau, North and South Korea, Malaysia, Singapore, Indonesia, Thailand, and Vietnam as well as others that may be submitted to NIMS by Sing Lin for NIMS approval in writing. Sing Lin has the right to use NIMS tooling to manufacture these products and must use the same labels for these devices as NIMS. In addition, the labels on these devices must prominently state "exclusive distribution by Sing Lin to Far Eastern countries" along with identification of their Company**

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the other by 90 days prior written notice that it does not wish to renew, or unless terminated in accordance with Section 2.7 below.

2.7 Termination

(a) Either Party may, at its option and upon written notice to the other, terminate this Agreement if: (a) a material breach of this Agreement by the other Party is not remedied within thirty (30) days after the other Party's receipt of written notice of the breach; (b) the other Party admits in writing its inability to pay its debts generally as they become due, files a petition for bankruptcy or executes an assignment for the benefit of creditors or similar document; or (c) a receiver, trustee in bankruptcy or similar officer is appointed for the other Party's property.

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(b) Either Party may terminate this Agreement at any time by ninety (90) days' prior written notice to the other Party.

2.8 Effect of Termination

In the event of any termination of this Agreement, the provisions of this Agreement shall continue to apply to all Orders accepted and confirmed by Sing Lin prior to the effective date of such termination. Upon termination by either Party, any tooling, equipment, parts, materials or prototypes that remain the property of NIMS under Section 2.2(c) must be promptly returned to NIMS at the cost of NIMS. Termination of this agreement will cause Sing Lin all rights to distribute and manufacture the product(s) to the Far Eastern countries as defined 2.3 (b)/ Termination of this Agreement shall not relieve either Party of any obligation to make payments or repay existing debts, which may be owed to the other Party under the terms of this Agreement or any other provisions of this Agreement that survives pursuant to Section 16.10. Termination shall not exclude other remedies for failure of a Party to perform its obligations hereunder.

3. Prices and Payments

3.1 Initial Pricing

The estimated price to NIMS for the Product(s) is *** This price does not include the mattresses. Sing Lin after completion of the Product development will provide the quotation for Products to NIMS. The Parties will mutually confirm and agree to the final price before Sing Lin proceeds to produce the Products. If the price is higher that the initial estimation, then the payments to NIMS of *** *** s will be proportionally increased.

3.2 Taxes and Other Charges

Sing Lin shall be responsible for VAT and other transactional Taxes as imposed by any Government Agency of Taiwan, R.O.C. and all charges for labeling, packing and crating, any finishing or third party's inspecting fees and any other applicable royalties, duties, including stamp duties for any Orders, receipts or transactional documents including this Agreement as may be incurred or to be paid within Taiwan, R.O.C.

3.3 Form of Invoices

Invoices issued by Sing Lin to NIMS shall specify the description of the Product, quantity, unit price, and total amount and trade terms.

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3.4 Payment

(a) For all of the Products, NIMS shall pay [redacted] by wire transfer upon confirmation of each order; NIMS shall pay 30% when the Product(s) are shipped as noted by receiving from Sing Lin the copy of bill of lading submitted via facsimile. NIMS shall [redacted]. The acceptance tests shall include physical inspection for damages and functional tests on a limited number of units. For example, [redacted] The period for testing will be no longer than ten (10) business days. If the Product(s) pass inspection, [redacted] purchase price will be wire transferred to Sing Lin. If the Product(s) fail inspection, Sing Lin will send replacement parts and upon correcting the problem(s), NIMS will wire transfer [redacted] Sing Lin. If the Product(s) cannot be repaired by NIMS, then Section 3.5 will be invoked.

3.5 Payment Not Final Acceptance; Set-off Right

Payment for the Products does not constitute final acceptance of the Products or the invoices, and is subject to adjustment for errors, shortages and defects. Notwithstanding anything to the contrary herein, NIMS may set-off amounts owed by Sing Lin to NIMS which arise as a result of rejections of Product by NIMS, discrepancies on paid invoices or otherwise through a credit against any amounts due from NIMS to Sing Lin or against subsequent invoices issued by Sing Lin to NIMS for Products delivered hereunder.

4. Forecast and Orders

4.1 Orders

NIMS warrants that it will order [redacted] in the first calendar year after acceptance of the final Product(s) that include Exer-Rest (II) and Sleepec (provisional name), [redacted] in the second calendar year, and [redacted] in the third calendar year.

4.2 Rolling Forecasts

Prior to the fifth business day of each month, NIMS shall provide in writing a Forecast to Sing Lin.

4.3 Forecast Flexibility

The Parties acknowledge that the Forecasts given by NIMS are for reference only and NIMS is entitled to flexibilities in ordering Products from Sing Lin in volumes that may or may not deviate from any Forecast as provided by NIMS to Sing Lin.

4.4 Form of Orders

NIMS may place Orders for Products during the term of this Agreement. All Orders submitted by NIMS shall be in writing and contain the following information: (a) a description of the Products to be ordered, (b) the quantity of Products to be ordered, (c)

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a requested delivery schedule, (d) a designated point of delivery to which the Products are to be delivered, (e) a date on which the Products shall be delivered to the point of delivery with an order lead-time (f) price, and (g) method of shipment and shipping instructions, if any.

4.5 **Acceptance; Confirmations**

(a) Sing Lin shall accept and confirm an Order placed by NIMS if the quantity stated in the Order is within the Forecast and allows a lead time to delivery of no more than sixty (60) days. Sing Lin will use its best endeavors to shorten the lead time to the target of six (6) weeks.

(b) As to orders outside of the Forecast, Sing Lin shall send NIMS a written acknowledgment of an Order within twelve (12) hours upon receipt of the said orders. Sing Lin will in its own discretion to accept the order in writing within three (3) business days. Failure to provide such a written confirmation within the above period of time shall be deemed as rejection of the order.

(c) Sing Lin may only revise delivery date confirmations due to unforeseen material shortages, and Sing Lin may not make any such revisions more than once for each Order. Sing Lin shall inform NIMS of any such revision immediately. All Orders shall be governed exclusively by the terms and conditions of this Agreement, and any terms or provisions on Sing Lin's delivery date confirmations or any pre-printed terms or other provisions on NIMS Order forms that are inconsistent with or are additional to those contained in this Agreement shall have no force or effect whatsoever.

4.6 **Service and Repair; General Support**

(a) **Service and Repair**

Sing Lin shall supply NIMS with all Records of Manufacturing, including Bill of Materials with Suppliers/Vendors identified, Records of Assembly (Assembly procedures), Records of Testing (Test procedures with such descriptions as required by regulatory bodies such as FDA.TUV and ISO. Records of Release (Release procedure/Final assembly procedure including records that show the device passed final inspection and testing).

Sing Lin will make its best efforts to manufacture the Product(s) so that field replacement of parts in failed Product(s) can easily replaced by modules of various components, e.g., motor assembly, electrical module, etc.

If factory maintenance is required on the Products, Exer-Rest (II) or Sleepec, Sing Lin will identify the maintenance schedule and the maintenance process. Sing Lin will identify all critical components (those likely to break down). If any of these components are made in-house by Sing Lin, they will supply them to NIMS. (NIMS will issue a PO for inventory components)

(b) Training: Sing Lin is expected to train NIMS personnel in repair, assembly and testing of the Exer-Rest (II) and Sleepec. This can be accomplished by video, DVD, or in person. (NIMS will have to have all required training records for all personnel trained). Sing Lin is expected to be available for continued support through the term of the contract.

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(c) From time to time and at the request of NIMS, Sing Lin shall share with NIMS inventory information of the Product and parts as possessed by Sing Lin.

(d) Any modifications to the design must be approved by NIMS prior to implementation.

4.7 Service and Support

Sing Lin shall provide spares and associated repair services to NIMS on an as needed basis and at reasonable costs of NIMS to be negotiated by the Parties.

4.8 Technical Support and Corrective Actions

(a) At NIMS' request, Sing Lin shall promptly provide its technical support within forty-eight (48) hours from the time of request to provide diagnosis on any issues or problem with respect to the Products. Sing Lin will at reasonable costs of NIMS keep inventory of parts and devices at a NIMS facility for substitution of failures.

(b) If, whether or not through the aforesaid diagnosis rendered by Sing Lin, NIMS has identified a problem or defect of any Product or Products and has placed a request with Sing Lin to rectify such defect or problem, Sing Lin shall reply to NIMS with an initial report in respect of such a request within [twenty-four (24) hours] after such a request has been made and shall provide a follow-up formal corrective action report describing a practical solution in respect of the named defect or problem within [five (5) business days] from the time when such a request is made.

4.9 No Rescheduling or Cancellation of Orders

For the avoidance of any doubts, any Party may not unilaterally cancel or reschedule any confirmed order without written consent of the other Party.

5. Delivery

5.1 Delivery Terms

All deliveries will be made FOB Taiwan or China in accordance with Incoterms 2000. Risks in the Products will pass as set out in Incoterms 2000. Title to Goods will pass at the same point as risk passes.

5.2 Delivery Schedules

(a) If Sing Lin believes any shipment may not be delivered on schedule (and without waiver of any rights by either Party), Sing Lin must provide advance notification to NIMS, along with proposed solutions and recovery plans.

(b) Except for a shortage or delay caused by an event of Force Majeure under Section 16.8, if Sing Lin fails to deliver all or any parts of any Order submitted to and accepted by Sing Lin by the confirmed delivery date, then without affecting any of NIMS's other remedies, NIMS after giving Sing Lin a curing time period of fourteen (14) days shall have the right, in its sole discretion, to select one or more of the following options:

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(i) Cancel or direct to another NIMS customer or hub, some or all of the delayed shipment of Products, without incurring any additional cost or liability for NIMS; and/or

(ii) Sing Lin shall pay a liquidated damage equal to 0.2% of the price of per unit of each Product for each calendar day that the shipment of such Product is delayed beyond the date after the above curing time periods has expired. The maximum amount of said late delivery fee shall be up to 10% of the price of per unit of each Product ordered.

5.3 Delivery Documentation

Sing Lin shall immediately provide the shipment information and / or documentation, including without limitation to Estimated Time of Arrival (ETA), Bill of Lading (BL), Airway Bill (AWB), vessel name, forwarder, packing list(s), container number(s), and serial numbers of Products upon the shipment of the Products, to enable NIMS to acquire and manage the Products.

6. Quality Control; Incoming Inspection; Environment Protection

6.1 Quality Control and Quality Assurance Programs

(a) Sing Lin agrees to implement and maintain documented industry standard Quality Control ("QC") and Quality Assurance ("QA") programs that are acceptable to NIMS for all of the Products delivered hereunder. Sing Lin shall deliver copies of Sing Lin's QC and QA programs to NIMS. Sing Lin shall not ship any Products until they have been tested and processed in accordance with the tests, inspections and controls of the QC and QA programs approved by NIMS.

(b) Sing Lin further agrees during the term of this Agreement to maintain all the relevant QC and QA file records and documents for NIMS's reference and inspection, and to promptly provide NIMS with copies of such records or documents upon NIMS' request. Sing Lin's QC and QA programs shall include, but not be limited to, monitoring manufacturing processes, ongoing reliability testing, analyzing field failures and repairs, defining failure modes, and implementing corrective action programs.

6.2 Inspections

(a) NIMS' employees, agents or representatives (or any independent third party selected by NIMS) may inspect Sing Lin's manufacturing processes and test the Products at Sing Lin's facility during normal business hours following twenty four (24) hours' notice.

(b) NIMS shall within ten (10) business days after receipt of the Products by Sing Lin conduct inspection and notify Sing Lin in writing of any defect with supportive evidence stating the reasons that the Products delivered are defective or are not in accordance with the Specifications and Deliverables. In the event that NIMS fails to give the notice within above period of time, then the Products shall be conclusively deemed to be in all respects in accordance with the Specifications and Deliverables, and accordingly NIMS shall be deemed to have accepted the delivery of the Products.

(c) NIMS may before acceptance refuse any Products that do not conform to all

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the Specifications, Deliverables warranties, and/or any other requirements set forth in this Agreement, and may request Sing Lin repairing or replacing the defective Products.

(d) The standard for acceptance of the Products by NIMS shall be as set forth in Schedule III.

7. **Warranties and Breach**

7.1 **General Warranty**

(a) Sing Lin represents and warrants to NIMS that:

(i) all Products purchased under this Agreement will be new and will be free and clear of all liens, encumbrances, security interests or other claims; and that NIMS will acquire good and marketable title to all Products upon receipt thereof by NIMS; and

(ii) all Products will comply with the configurations for, and conform to the Specifications, Deliverables and any other mutually agreed upon requirements and shall be free of defects in material and workmanship under normal use and service within a warranty period of twelve (12) months from receipt of the Products by NIMS and

(iii) all Products shall meet the requirements of GMP, FDA, and ISO.

(b) The above warranties may be extended by NIMS to NIMS' customers, including end users of the Products.

(c) Approval or acceptance by NIMS or its customers of any shipment of the Products will not relieve Sing Lin of its warranty obligations hereunder.

7.2 **Epidemic Failure and Product Hazards Warranty**

(a) Epidemic Defect.

(i) Sing Lin shall be responsible for reasonable loss, liability, cost and expense associated with resolving an Epidemic Defect (as defined below), including without limitation all Product recall costs and claims and liabilities suffered by NIMS as a result there from; provided, however, that NIMS has notified Sing Lin of any resolving actions to be taken and obtained Sing Lin's prior written approval. NIMS shall promptly give notice to Sing Lin in writing of any claim, action, suit, or other proceeding brought by third parties with respect to the Epidemic Defect, and shall provide Sing Lin with reasonable assistance and full information with respect thereto and sole control of the defense and/or settlement thereof.

(ii) "Epidemic Defect" is defined as the same defect which is attributable to the same root cause that is found in: (i) two percent (2%) of the Products for three (3) consecutive months; or (ii) three percent (3%) in one (1) month; or (iii) five percent (5%) in a specific lot. Epidemic Defects may be identified by NIMS, or NIMS' designated service providers, and Sing Lin's test procedures or may appear as

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customer-reported failures.

(iii) Sing Lin has to provide analysis report and feasible recovery plan to Epidemic Defect within five (5) days after Sing Lin's receipt of NIMS' written notice or Sing Lin's discovery of such Epidemic Defect. If an Epidemic Defect occurs, NIMS may stop delivery of Products without penalty or liability to the Sing Lin until the root cause is determined.

(b) Product Hazards Warranty.

If either Sing Lin or NIMS becomes aware of any information that reasonably supports a conclusion that a hazard may exist in any Product, and the hazard could cause death or bodily injury to any person or property damage (a "Hazard"), the Party becoming aware of this information shall immediately notify the other Party of the Hazard. Whenever possible and if permitted by law, notification to the other Party will precede notice to any Governmental Agency. Sing Lin and NIMS will promptly exchange all relevant data and then, as promptly as possible, meet to review and discuss the information, tests and conclusions relating to the Hazard. The Parties will discuss the bases for any action, including without limitation a recall, and the origin or causation of the Hazard. If the existence of the Hazard is attributable to Sing Lin's manufacture of the Products, it will be responsible to take immediate actions to resolve the Hazard and shall bear all costs associated with resolving a Hazard, including without limitation any recall costs. Each Party shall, on request, provide to the other Party reasonable assistance in determining how best to deal with the Hazard and preparing for and making any presentation before any governmental agency that may have jurisdiction over the Hazard.

7.3 Breach

Sing Lin will, at Sing Lin's sole expense, protect, indemnify, defend and hold harmless NIMS from and against any and all direct damages, costs, losses, claims, actions, suits, demands, liabilities, fines and expenses (including without limitation reasonable attorneys' fees) arising out of any breach by Sing Lin of any provisions, covenants, agreements, warranties or representations hereunder.

8 IP Indemnification

(a) In the event that NIMS is charged with the infringement of any third party's patents, industry design, trade secrets or other intellectual property rights involving the manufacture of the Products in connection with the Sing Lin's design, Sing Lin shall assume the defense and all costs of any claims, demands or lawsuits, including any reasonable attorney's fees, and indemnify and hold harmless NIMS for any cost incurred by NIMS in connection therewith; provided, however, that the Sin Lin's indemnity shall not apply in a case where such claims, demands or lawsuits arise directly out of Sing Lin's use of the drawings, specifications or other instructions provided by NIMS.

(b) In the event that Sing Lin is charged with the infringement of any third party's patents, trademarks, industry design, trade secrets or other intellectual property rights due to using those drawings, specifications, trademarks, or any other intellectual properties provided by NIMS, NIMS shall assume the defense and all costs of any claims, demands or lawsuits, including any reasonable attorney's fees, and indemnify and hold harmless Sing Lin for any cost incurred by Sing Lin in connection therewith.

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9 License of Trademark

For the sole purpose of manufacturing the Products bearing the NIMS trademark (as set forth in Schedule IV) pursuant to Orders from NIMS, NIMS hereby grants to Sing Lin a non-exclusive right, without the right to sublicense, to use the NIMS trademark throughout the term of this Agreement. For the avoidance of doubt, Sing Lin shall not be entitled to use the NIMS trademark for any purpose other than the manufacture of Products hereunder pursuant to Orders from NIMS.

10. Property Furnished by NIMS

All tooling, tools, equipment, materials and other property furnished by NIMS to Sing Lin, or paid for by NIMS using the funds in Section 2.2(a) or charged against NIMS's account in connection with this Agreement will remain the property of NIMS and will be used by Sing Lin only to perform its obligations under this Agreement. Sing Lin agrees, at its own expense, to maintain and preserve such property for NIMS's benefit, and upon NIMS's request, to promptly deliver such property to NIMS in good condition, reasonable wear and tear excepted.

11. Confidentiality

11.1 In the performance of this Agreement, it may be necessary for one Party (or their respective affiliates,) (a "disclosing party") to disclose to the other Party (or their respective affiliates) (a "receiving party"), or for the receiving party to have access to, the disclosing party's confidential and/or proprietary business, research and technical information, data and know-how, including, but not limited to, drawings, designs, sketches, models, source documents, customer lists, forecasts, sales/marketing plans, financial information, calculations, specifications, computer programs, reports, inventions and discoveries ("Confidential Information"). Any Confidential Information provided in writing or in machine-readable form shall be marked as "CONFIDENTIAL" or the like at the time of disclosure. In the event that Confidential Information is disclosed orally or in intangible form, such information shall be designated in a manner to indicate its confidential nature at the time of disclosure, and confirmed in writing within thirty (30) days after its disclosure.

11.2 All Confidential Information of the disclosing party shall be and remain the sole property of disclosing party. Each Party shall keep Confidential Information confidential and not disclose such Confidential Information to any third party or use it for its own benefit. The terms and conditions of this Agreement shall be deemed to be Confidential Information. Each Party shall treat all Confidential Information of the other Party with at least the same degree of care as it accords its own confidential and proprietary information and shall disclose the Confidential Information only to those of its officers, employees and subcontractors that have a need to know and who have entered into similar confidentiality and non-use agreements.

11.3 Upon termination of this Agreement or at any other time upon a disclosing party's request, the receiving party will promptly return to the disclosing party all Confidential Information of the disclosing party which is in the receiving party's possession or control, or if so instructed by the disclosing party, the receiving party shall destroy any Confidential Information of the disclosing party in its possession or under its control and shall certify to the disclosing party that it has done so.

11.4 The confidentiality obligations contained in this Section 11 shall not be applicable to

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any information which (i) is already lawfully in the receiving party's possession (unless received pursuant to a non-disclosure agreement); (ii) is or becomes generally available to the public through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party who may transfer or disclose such information without restriction; or (iv) is independently developed by the receiving party without any use of Confidential Information. The receiving party may disclose Confidential Information if it is required to be divulged by the receiving party as required by law or judicial process, provided that the receiving party will use its best efforts to provide the disclosing party with advance notice prior to such divulgence.

11.5 The obligations under this Section 11 shall survive termination or expiration of this Agreement for a period of five (5) years after the date of termination or expiration of this Agreement.

12. Limitation of Liability of NIMS

In no event shall NIMS (or any of its affiliates) be liable to any of the Sing Lin, ITS PARENTS, SUBSIDIARIES, AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTITIVES, ASSIGNS, SUBCONTRACTORS AND CUSTOMERS (COLLECTIVELY, THE "SING LIN PARTIES") for any punitive, incidental, indirect, consequential or special damages, including loss of profits, incurred by any of the Sing Lin parties, whether in an action in contract or tort or based on a warranty, in connection with or under this agreement, even if NIMS (or any of its affiliates) has been advised of the possibility of such damages.

13. Limitation of Liability of Sing Lin

UNDER NO CIRCUMSTANCES SHALL SING LIN PARTIES BE LIABLE TO NIMS, ITS PARENTS, SUBSIDIARIES, AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTITIVES, ASSIGNS, SUBCONTRACTORS AND CUSTOMERS (COLLECTIVELY, THE "NIMS PARTIES") FOR ANY PUNITIVE, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS, incurred by any of the Sing Lin parties, whether in an action in contract or tort or based on a warranty, in connection with or under this agreement, even if SING LIN (or any of its affiliates) has been advised of the possibility of such damages. MOREOVER, THE LIABILITY OF SING LIN TO NIMS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE PURCHASE PRICES PAID BY NIMS FOR PRODUCTS.

14. Compliance with Laws

Sing Lin, at its expense, will comply with all applicable laws, ordinances and regulations in connection with any of its activities under this Agreement and Sing Lin shall comply and all do things necessary to enable NIMS to comply with all laws, ordinances or regulations related to the Products that are applicable to NIMS. NIMS may audit Sing Lin's regulatory compliance in accordance with this Agreement. NIMS is responsible for obtaining and maintaining all U.S and foreign regulatory approvals for the Products as specified herein. Each Party agrees to assist the other in complying with any requirements imposed by applicable laws, regulations or governmental orders.

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15. Notice

Any notice given under this Agreement must be in writing in English and delivered by certified or registered mail, return receipt requested, postage prepaid and addressed as follows or to such other addresses as may be designated by notice from one party to the other, all such notices being effective on the date received or, if mailed as set forth above, three (3) days after the date of mailing. The Parties may only change notice addresses by following the notice provisions in this Section 15.

If to NIMS:

Attn: Mr. Gary Macleod

Address 1666 Kennedy Causeway, Suite 308
North Bay Village, Florida 33141
Fax: 305-861-0669

If to Sing Lin:

Attn: Mr. Michael Hsu

Address No.202-1Sz ping Rd., Bei Tun District Taichung Taiwan 20679
Fax: 886-4-2291-3911

16. Miscellaneous

16.1 Audits

Upon reasonable notice to Sing Lin and subject to the confidentiality provisions of Section 12 of this Agreement and the applicable non-disclosure agreement, NIMS may audit Sing Lin's manufacturing locations or corporate headquarters and review and record any information reasonably relevant to the purpose of any audit permitted by this Agreement. In addition, NIMS may: (a) inspect Products at any stage of production or testing; (b) review Sing Lin's facilities and QA and QC procedures; and (c) accompany NIMS customers on visits to Sing Lin's manufacturing locations. Sing Lin will, at its discretion, furnish, or cause to be furnished (without charge to NIMS), all reasonable facilities and assistance necessary for the safety and convenience of any personnel performing the audits.

16.2 Entire Agreement

This Agreement constitutes the entire integrated agreement between the Parties with respect to its subject matter and supersedes all prior written or oral understandings or agreements relating to the same between the Parties. The terms of this Agreement will control and supersede the terms on any Order, except to the extent that any further agreement as may be agreed in writing to include terms specific to Forecast and Forecast Flexibility (Sections 4.1 and 4.2), Acceptance; Confirmations. (Section 4.4), Warranties (Section 7). In those cases, Sing Lin will be bound to the specific terms as stated in such written agreement. In the event of a conflict between this Agreement and any Addenda, Exhibit or Schedule, the following order of precedence shall control: 1) any Addenda, Exhibit or Schedule hereto, 2) this Agreement.

16.3 Modification by Writing Only

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No modification of this Agreement, including Attachments, will be binding on either Party unless and until the modification is set forth in a writing specifically referencing this Agreement and signed by an authorized agent of each Party. Such modification shall be limited to the specific situation for which it is given. No other action or failure to act (including inspection, failure to inspect, acceptance of late deliveries, or acceptance of or payment for any Products) will constitute rights.

16.4 Waiver of Breach

The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other breach of this Agreement.

16.5 Independence of the Parties

NIMS and Sing Lin are independent contractors. Neither Party will make any warranties or representations or create or assume any obligations or liabilities of any kind on the other's behalf. Neither Party is, nor will claim to be, a legal representative, partner, joint venture, franchisee, agent or employee of the other Party. Each Party is responsible for the direction and compensation of, and is liable for the actions of, its employees.

16.6 Governing Law

This Agreement shall be governed and construed in all respects in accordance with the substantive laws of Singapore, excluding its conflicts of laws rules and excluding the United Nations Convention on the International Sale of Goods. Any dispute arising hereunder shall be resolved by using arbitration in Singapore using Singapore International Arbitration Centre.

16.7 Successors; Assignment; Subcontracting

This Agreement shall bind and inure to the benefit of each party's successors, administrators and permitted assigns. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party.

16.8 Force Majeure

Neither Party shall be liable to the other Party for any failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, strike, riot or the intervention of any governmental authority or similar circumstances (a "Force Majeure"). In such event, however, the delayed Party must: (a) promptly provide the other Party with written notice of the Force Majeure; and (b) use its best efforts to resume or commence performance under this Agreement.

16.9 Severability

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable by any law, rule, order or regulation of any government or by the final determination of any court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Furthermore, in lieu of such illegal, invalid or unenforceable provision, to the extent possible, there shall be added automatically as part of this Agreement a valid

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provision, which is similar in terms.

16.10 Survival

The provisions of Section 2.3 (Intellectual Property), Section 2.8 (Effect of Termination), first paragraph of Section 4.6 (Service and Support), Section 7 (Warranties and Breach), Section 8 (IP Indemnification), Section 10 (Property Furnished by NIMS), Section 11 (Confidentiality), Section 12 (Limitation on Liability of NIMS), Section 13 (Limitation on Liability of Sing Lin), Section 14 (Compliance with Laws), Section 15 (Notice) and Section 16 (Miscellaneous) shall survive any termination or expiration of this Agreement and shall continue to bind the Parties and their permitted successors and assignees.

16.11 Remedies Not Exclusive

Except as may be otherwise provided in this Agreement, the rights or remedies of the Parties hereunder are not exclusive and either Party shall be entitled alternatively or cumulatively to, subject to the other provisions of this Agreement, damages for breach, an order requiring specific performance or any other remedy available at law.

16.12 Good Faith Dispute Resolution

Before either Party initiates a lawsuit or other legal proceeding against the other Party relating to this Agreement, the Parties agree to work in good faith to resolve all disputes and claims arising out of or relating to this Agreement, the Parties' performance under it or a breach of this Agreement. Either Party may request, after informal discussions have failed to resolve a dispute or claim, that each Party designate an officer (or other management employee with authority to bind the Party) to meet in good faith and attempt to resolve the dispute or claim. During their discussions, each Party will honor the other's reasonable requests for information relating to the dispute or claim. This paragraph will not apply if (i) the expiration of the statute of limitations for a cause of action is imminent, or (ii) injunctive or other equitable relief is necessary to mitigate damages.

16.13 Records

Sing Lin will maintain accurate and legible records for a period of five (5) years and will grant to NIMS reasonable access to and records of any information reasonably requested by NIMS with respect to Sing Lin's performance under this Agreement.

16.14 Insurance

NIMS agrees to obtain and maintain product liability insurance in relation to the Products in the amount of US$ three (3) million and on such terms as may be required from time to time by Sing Lin. NIMS shall name Sing Lin as an additional insured party of the product liability insurance. A copy of the certificate of insurance evidencing such insurance shall be provided to Sing Lin within thirty (30) days from NIMS placing the first order of the Products.

Sing Lin will insure all NIMS property in its possession or control against all loss such as fire, theft damage and will reimburse NIMS for any such loss or damage. A copy of the certificate of insurance evidencing such insurance shall be provided to by Sing Lin to NIMS within thirty (30) days after Sing Lin receives the Tolling.
Such policies of insurance shall name NIMS as an additional insured and shall provide that NIMS will be given at least thirty (30) days written notice prior to any change or

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cancellation of such policy.

16.15 Distribution and Marketing of Products

NIMS shall have full freedom and flexibility in its decisions concerning the distribution and marketing of the Products. NIMS does not guarantee that its marketing, if any, of the Products will be successful. NIMS may distribute/sell the Products on a stand-alone basis or in conjunction with a bundled sale or lease.

16.16 Incorporation by Reference

The following Attachment are attached to, incorporated in and made a part of this Agreement.

Schedule I	Specifications
Schedule II	Deliverables
Schedule III	Acceptance Standard
Schedule IV	NIMS Trademark

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

NON-INVASIVE MONITORING SYSTEMS , INC.:

By: Marvin A Sackner, MD
(Authorized Signature)

Name: Marvin A Sackner, M.D.

Title: Chairman. Board of Directors President

Date: September 3, 2007

SING LIN CO., LTD.:

By: Tony Yeh
(Authorized Signature)

Name: Tony Yeh

Title: President

Date: Sep. 3, 2007

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Schedule III: Acceptance Standard

Acceptance Standard

Acceptance Criteria (Production)

1) Each device will have to pass visual inspection for dents and scratches.

2) Each device will travel with its device history record: a package of documents including in-process test results, and final-assembly test results. The device history record will have to be complete (containing all required documentation) and all tests will have to be passed in order for the device to be accepted.

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Schedule IV: NIMS Trademark

NIMS Trademark:

Exer-Rest™

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